UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): March 26, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K relating to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 26, 2007, Dorks L.L.C. (“Dorks”), a wholly owned subsidiary of Handheld Entertainment, Inc. (“HHE”) acquired certain assets from Gareth Coote (“Coote”), including all of the business and assets relating to the Unoriginal.co.uk website (the “Acquired Assets”), pursuant to an Asset Purchase Agreement (“Agreement”), dated as of March 26, 2007, for an aggregate purchase price of $500,000 consisting (i) $250,000 in cash, which is payable in fifteen equal monthly installments commencing on April 1, 2007, and (ii) $250,000 in HHE’s common stock based on the average closing price for the five days preceding the closing or 94,256 common shares (the “Shares”).

HHE granted Coote customary “piggy-back” registration rights with respect to the Shares. Pursuant to the terms of the Agreement, Coote may not, directly or indirectly, sell more than one-twelfth (1/12), or 7,855 shares, of the Shares in any thirty-day period for twelve months after the closing of the acquisition notwithstanding any registration of the Shares.

In addition, Coote entered into an 18-month consulting agreement with HHE to assist in the transition and continuing operations of the Acquired Assets. Under the terms of the consulting agreement, Coote will receive $2,000 per month for consulting services.

UnOriginal.co.uk is an editor-directed Web site focused on user-generated media that is highly optimized for searches and consistently garners top 10 organic search results on Google for the term “funny videos.” Launched in September 2004, UnOriginal.co.uk provides user-submitted and user-generated videos, pictures and games, attracts close to 900,000 unique visitors per month and has had more than 82 million page views since its launch.

Item 8.01    Other Events

On March 27, 2007, HHE issued a press release announcing the acquisition of the Acquired Assets, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated March 26, 2007, by and between among Dorks L.L.C. and Gareth Coote

10.1	Registration Rights Agreement, dated March 26, 2007, by and between Handheld Entertainment, Inc. and Gareth Coote.

10.2	Consultant Agreement, dated March 26, 2007, by and between Handheld Entertainment, Inc. and Gareth Coote

99.1	Press release dated March 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: March 29, 2007	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated March 26, 2007, by and between among Dorks L.L.C. and Gareth Coote

10.1	Registration Rights Agreement, dated March 26, 2007, by and between Handheld Entertainment, Inc. and Gareth Coote.

10.2	Consultant Agreement, dated March 26, 2007, by and between Handheld Entertainment, Inc. and Gareth Coote

99.1	Press release dated March 27, 2007